EXHIBIT 99.4
PROXY CARD

FOLD AND DETACH HERE

HYSEQ INC.

670 ALMANOR AVENUE, SUNNYVALE, CA 94085

PROXY SOLICITED BY BOARD OF DIRECTORS

FOR A SPECIAL MEETING OF STOCKHOLDERS — JANUARY 28, 2003

     Ted W. Love, Peter S. Garcia and Li-Hsien Rin-Laures (the “Proxy Holders”), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Hyseq Inc. Common Stock of the undersigned at the Special Meeting of Stockholders of Hyseq Inc., to be held at 675 Almanor Avenue, Sunnyvale, California, at 9:00 A.M., PST, on January 28, 2003 and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE.

Change of Address:

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

[SEE REVERSE SIDE]

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU HAVE ANY QUESTIONS, CALL LI-HSIEN RIN-LAURES AT 408-524-8100.

FOLD AND DETACH HERE

[X]	Please mark your votes as in this example.

1.	To approve the issuance of Hyseq common stock, par value $0.001 per share, to the stockholders of Variagenics pursuant to the Agreement and Plan of Merger, dated as of November 9, 2002, by and among Hyseq, Vertical Merger Corp., which is a wholly-owned subsidiary of Hyseq, and Variagenics, Inc.:

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	To approve Amendment No. 2 to the Hyseq, Inc. Employee Stock Purchase Plan to increase the number of shares of Hyseq common stock available for issuance under the Plan by 500,000 to 750,000 shares:

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

This Proxy/Direction Card will be voted as specified or, if no choice is specified, will be voted FOR proposals 1 and 2. The Board of Directors recommends a vote FOR proposals 1 and 2.

[ ]	Please indicate if a change of address was given on the reverse side.

As of the date hereof, the undersigned(s) hereby acknowledge(s) receipt of the accompanying Notice of Special Meeting of Stockholders to be held January 28, 2003 and the Joint Proxy Statement/Prospectus. The undersigned(s) hereby revoke(s) all prior proxies given by undersigned(s) to vote at the meeting or any continuation, postponement or adjournment of the meeting.

Signature:

Date:

Signature:

Date:

Number of Shares:

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN FULL PARTNERSHIP NAME BY AUTHORIZED PERSON.